Press Release


NETSOL SHAREHOLDERS GROUP, LLC FILES AMENDED PRELIMINARY PROXY TO EXPAND BOARD OF DIRECTORS OF NETSOL INTERNATIONAL, INC. AND TO NOMINATE 7 NEW DIRECTORS

     Los Angeles, May 17, 2001 -- NetSol Shareholders Group, LLC, whose members hold over 25% of the outstanding shares of NetSol International, Inc. (Nasdaq:
NTWK) today amended their preliminary proxy statement to propose an increase in the size of the Board of Directors of the Company and elect seven of their nominees. The Shareholders Group's proposed nominees include Jonathan D. Iseson, principal of Blue Water Partners, L.L.C., Gregory J. Martin, formerly with Emerge Corporation, Peter R. Sollenne, President and CEO of Aces International, Inc., Timothy J. Moynagh, Senior Business Solutions Manager of Inktomi Corporation, Eddy Verresen, founder of BSH-Belgische Struisvogelhouderij, Shelly Singhal, Managing Director of Technology Investment Banking for BlueStone Capital Corp., and Donald Danks, CEO of Netgateway, Inc. (OTC BB: NGWY).

     BE SURE TO READ THE DEFINITIVE PROXY STATEMENT OF THE SHAREHOLDERS GROUP WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. The Shareholders Group has filed an Amended Preliminary Proxy Statement and Schedule 13D amendment with the Securities and Exchange Commission describing their intended course of action. Information about the participants may be found in the Amended Preliminary Proxy Statement filed by the Shareholders Group which may be obtained for free at the web sites of the Securities and Exchange Commission at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

     This press release contains predictions, estimates and other forward-looking statements which include, but are not limited to, statements regarding the group's future plans. These statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested above. The parties issuing the release undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

         For NetSol Shareholders Group, LLC:
         Greenberg Traurig, LLP, Santa Monica, Calif.
         John C. Kirkland, Esq., 310/586-7738
         kirklandj@gtlaw.com